Exhibit 10.1

SERVICE CONSULTATION CONTRACT

Party A: Shanghai Da Er Wei Trading Company Limited

Party B: Shanghai Shangyang Investment Management Consultation Company Limited

This SERVICE CONSULTATION AGREEMENT is an English translation to the “企业管理咨询合同,” and is for reference purposes only.

In accordance to the Contract Law of the People’s Republic of China, “中华人民共和国合同法,” both parties entered into this Contract in its own accordance and in good faith.

I.	Services

Party A engages Party B to provide consulting services for Party A.

II.	Service Period: December 1st, 2016 to February 28th, 2017
III.	Party B shall provide the following consultation services for Party A:
a.	Provide internal control procedure;
b.	Provide financial control procedures;
c.	Provide financial analysis report;
d.	Provide investment advisory services;
e.	Draft HR management procedures
f.	Draft company management internal control procedures.
IV.	Service Fee:
a.	15,800,000 RMB
b.	Party A must, within 30 days of the execution of this Contract, pay 6,800,000 RMB. The second installment in the amount of 6,000,000 RMB shall be paid on or before January 31st, 2017. The third installment, in the amount of 3,000,000 RMB, shall be paid on or before February 28th, 2017.
V.	Default

Any party that defaults on this Contract shall be responsible for

VI.	Jurisdiction

This Contract shall fall under the jurisdiction of the People’s Republic of China. Each party will try to resolve any disagreements by themselves in good faith. If no resolution can be achieved, then the court of law shall be in the People’s Republic of China.

VII.	Execution

This Contract has two executed copies and each copy is deemed enforceable by law. This Contract is effective when both Parties stamps their company chops.

Party A: Shanghai Da Er Wei Trading Company Limited

<COMPANY CHOP>

Date: December 1st, 2016

Party B: Shanghai Shangyang Investment Consultation Company Limited

<Company Chop>

Date: December 1st, 2016